UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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TEAM FINANCIAL, INC.

(Name of Registrant as Specified In Its Charter)

KEITH B. EDQUIST
JEFFREY L. RENNER
LLOYD A. BYERHOF

(Name of Person(s) Filing Proxy Statement, if other then the Registrant)

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FOR IMMEDIATE RELEASE

PRESS RELEASE

DEADLINE EXTENDED UNTIL NOON CENTRAL TIME, JUNE 16, 2008, FOR TEAM FINANCIAL, INC.
ESOP PARTICIPANTS TO RETURN VOTING DIRECTIONS

OMAHA, NE (June 12, 2008) - Keith B. Edquist today announced that he received written confirmation from U.S. Trust that the deadline for participants with allocated shares in the Team Financial, Inc. Employee Stock Ownership Plan (“ESOP”) to return their voting directions to U.S. Trust for the Team Financial 2008 Annual Meeting of Shareholders has been extended to Noon on June 16, 2008.  U.S. Trust was recently appointed to serve as special independent fiduciary to the ESOP as a result of the contested Board of Directors election.

“I am very pleased that the special independent trustee has agreed to extend this deadline.  I had requested an extension out of concern that the deadline previously communicated to participants by the Company did not accord them a fair opportunity to consider the independent ballot comprised of Keith B. Edquist, Lloyd A. Byerhof and Jeffrey L. Renner, who appear on the GOLD proxy card.  This extension provides participants with an additional six days to direct their vote.”

ESOP participants or other Team Financial shareholders that need assistance in voting can call Morrow & Co., LLC, the firm assisting Keith B. Edquist with the proxy solicitation, at 800-662-5200.

Contact:

Keith B. Edquist
teamedquist@gmail.com